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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Avanex Corporation for the registration of 8,783,715 shares of its common stock and to the incorporation by reference therein of our report dated July 25, 2003, with respect to the consolidated financial statements and schedule of Avanex Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
February 26, 2004